  Exhibit 99.1

ICON Income Fund Nine, LLC
2010 Year End Liquidation Update

This update is intended to give registered representatives and the investors in ICON Income Fund Nine, LLC (“Fund Nine”) a description of Fund Nine’s activities throughout the 2010 calendar year and an outlook for the future.

As a fund manager, ICON Capital Corp. has actively and prudently managed Fund Nine’s portfolio to yield the best possible return to investors.  As a public program, Fund Nine has reported to you regularly through quarterly, annual and current reports filed with the Securities and Exchange Commission. These important disclosure documents provide comprehensive required information; however, it is here that we try to summarize the information contained in those documents to give you a better overview of what is going on in Fund Nine.

As you may already be aware, Fund Nine entered into its liquidation period on May 1, 2008 and, effective September 1, 2008, Fund Nine’s distributions began to fluctuate monthly based on the proceeds being generated by Fund Nine’s portfolio.  During the liquidation period, distributions that are generated from net rental income and proceeds from equipment sales generally fluctuate as remaining leases come to maturity and equipment coming off lease is sold.  Accordingly, in the future, distributions will no longer be paid at a constant distribution rate on a regularly scheduled basis and, therefore, the amount of distributions will fluctuate as Fund Nine’s portfolio continues to wind down and assets are sold.  In some months the distribution could be larger than the current distribution, in some months the distribution may be smaller, and in some months there may not be any distribution.  We expect the liquidation period to continue for several years as Fund Nine’s portfolio winds down.

Below are the results of any dispositions that have occurred as well as the status of the remaining material assets in Fund Nine’s equipment portfolio.

$10,952,000 Investment in Equipment Leased to Spansion, LLC

The Equipment: Microprocessor manufacturing devices and semi-conductor memory testing equipment.

Investment:  In June and August 2003, Fund Nine purchased the equipment for approximately $10,952,000.  The equipment was subject to three leases with Spansion, LLC (“Spansion”) that were set to expire on June 30, 2007 and July 31, 2007. Two of the leases expired on March 31, 2008 and were renewed for fifteen month periods commencing on April 1, 2008.  The third lease expired on June 30, 2009 and was extended on a month-to-month basis effective July 1, 2009.

Outcome:  On March 1, 2009, Spansion filed for financial restructuring in the United States Bankruptcy Court and shortly thereafter, Spansion rejected two out of the three leases.  The equipment subject to the two rejected leases was returned in June 2009.  On July 29, 2009, Fund Nine sold the microprocessor manufacturing device that was subject to the affirmed lease to Spansion for approximately $585,000.  On February 22, 2010, the United States Bankruptcy Court approved Fund Nine’s administrative expense claim in the amount of approximately $90,000 and Fund Nine’s unsecured claim in the amount of approximately $269,000.  On March 22, 2010, Fund Nine sold the unsecured claim to a third party for approximately $161,000.  Fund Nine received a gross cash-on-cash return of approximately 148% related to the Spansion investment.

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$2,000,000 Investment in Equipment Leased to Global Crossing Telecommunications, Inc.

The Equipment:  Various innovative telecommunications voice transport systems and high capacity conferencing servers, including equipment manufactured by Juniper Networks and Sonus Networks. The equipment is installed in multiple domestic and international hub locations on Global Crossing Telecommunication, Inc.’s (“Global Crossing”) VoIP Network.

Investment: In 2006, Fund Nine purchased a 14.4% interest in a joint venture that purchased the equipment, which is subject to a 48-month lease with Global Crossing, for approximately $2,000,000.

Outcome: On October 29, 2010, at the expiration of the lease and in accordance with its terms, the telecommunications equipment subject to lease with Global Crossing was sold to Global Crossing for the aggregate amount of approximately $3,289,000.  Fund Nine received a gross cash-on-cash return of approximately 139% in rental and sale proceeds related to this investment.

Current Portfolio

$16,868,000 Investment in Equipment Chartered to Teekay Corporation

The Charterer:  Teekay Corporation (“Teekay”) transports more than 10% of the world’s seaborne oil and has built a significant presence in the liquefied natural gas shipping sector through its publicly-listed subsidiary, Teekay LNG Partners L.P. (NYSE: TGP).  Teekay is further growing its operations in the offshore oil production, storage and transportation sector through its publicly-listed subsidiary, Teekay Offshore Partners L.P. (NYSE: TOO) and continues to expand its conventional tanker business through its publicly-listed subsidiary, Teekay Tankers Ltd. (NYSE: TNK).  With a fleet of more than 180 vessels, offices in 17 countries and 6,400 seagoing and shore-based employees, Teekay provides a comprehensive set of marine services to the world’s leading oil and gas companies, helping them seamlessly link their upstream energy production to their downstream processing operations.  (Source:  Teekay website and marketing materials).

The Equipment:  One Aframax 98,640 DWT (deadweight tons) product tanker (the “Samar Spirit”).

Investment:  In July 2007, Fund Nine purchased the Samar Spirit for approximately $40,250,000, comprised of approximately $16,868,000 in cash and approximately $23,382,000 in non-recourse indebtedness. The Samar Spirit is subject to a 48-month bareboat charter with an affiliate of Teekay.

Expected Future Proceeds from Investment:  $19,600,000 - $28,800,000

Outlook: The bareboat charter is scheduled to expire in July 2011 and, at that time, it is expected that Fund Nine will either sell or re-charter the vessel.

$9,690,000 Investment in Equipment Chartered to Wilhelmsen Lines Shipowning AS

The Charterer:  Wilhelmsen Lines Shipowning AS (“Wilhelmsen”), is a subsidiary of Wilh. Wilhelmsen ASA (“WW”), a leading global maritime industry group. WW offers logistics solutions and maritime services through a worldwide network, including approximately 14,000 employees in more than 330 offices in more than 70 countries. (Source:  WW website).

The Equipment: Three roll-on-roll-off oceangoing vehicle transportation vessels.

Investment: Fund Nine purchased the vessels, through wholly-owned entities, for approximately $74,020,000, comprised of approximately $9,690,000 in cash and approximately $64,330,000 in non-recourse indebtedness.  The vessels are subject to bareboat charters with Wilhelmsen.

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Expected Future Proceeds from Investment:  $4,000,000 - $5,000,000

Outlook:  During 2006, the bareboat charters for all three vessels were extended through December 2013.  In connection with the bareboat charter extensions, the outstanding debt attributable to each vessel was refinanced.  The bareboat charter payments will completely repay the principal loan balances associated with each vessel by the end of the bareboat charter.  The refinancing generated approximately $22,000,000 in cash proceeds.

$6,375,000 Investment in Equipment Leased to Cathay Pacific Airways Limited

The Lessee:  Cathay Pacific Airways Limited (“Cathay”) is an international airline registered and based in Hong Kong, offering scheduled cargo and passenger services to over 105 destinations around the world using 111 wide-body aircraft represented to be one of the youngest in the industry.  Cathay was founded in Hong Kong in 1946 and has become one of the leading airlines in the world having been recognized for numerous distinctions including, three time best first class airline by Skytrax, best business class airline by Travel Trade Gazette and Cathay was named the most admired company in Hong Kong by the Asian Wall Street Journal.

The Equipment: Two (2) 1996-built Airbus A340-313X wide-body four engine commercial passenger aircraft.

Investment:  In March 2002, Fund Nine purchased a 50% interest in the first aircraft for approximately $2,125,000 in cash and its share of non-recourse debt in the amount of approximately $35,193,000.  In June 2002, Fund Nine purchased the second aircraft for approximately $4,250,000 in cash plus the assumption of approximately $64,791,000 in non-recourse debt.  The lease for the first aircraft was due to expire on June 12, 2006 and was extended until December 1, 2011.  The lease for the second aircraft was due to expire on March 27, 2006 and was extended until July 1, 2011.  In connection with both lease extensions, the outstanding debt attributable to each aircraft was refinanced.  The new loans are scheduled to mature concurrently with the lease expiration dates for each aircraft.

Expected Future Proceeds from Investment:  $0 - $7,500,000

Outlook:  Having never fully recovered from the economic malaise following the events of September 11, 2001, the airline industry has been further negatively impacted by the recent financial market turmoil.  Fund Nine is actively marketing the aircraft for lease to third parties, as leasing provides a cost efficient option for airlines during this ongoing period of delay in delivery of new wide-body aircraft from Boeing and Airbus.  We are hopeful that the market will rebound and Fund Nine may be able to realize on this investment in a favorable manner.

$4,454,000 Investment in a Portfolio of Leases from Summit Asset Management

The Lessees:  Various lessees located in the United Kingdom.

The Equipment:  The portfolio consists of a 90% interest in the unguaranteed residual values of manufacturing and technology equipment on lease to various lessees located in the United Kingdom.  The majority of the portfolio is comprised of information technology equipment, including laptops, desktops and printers.

Investment: In December 2003, Fund Nine entered into an agreement with Summit Asset Management to acquire a 90% interest in the unguaranteed residual values of a portfolio consisting of equipment on lease with various United Kingdom lessees for approximately $4,454,000.

Expected Future Proceeds from Investment:  $166,000 - $202,000

Outlook:  During 2010, Fund Nine realized proceeds from the sale of equipment of approximately $194,000.  All of the leases expire at various dates through December 2016.

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$1,943,000 Investment in Refrigerated Trailers Leased to Conwell Corporation

The Lessee:  Conwell Corporation (“Conwell”) is a subsidiary of Frozen Food Express Industries, Inc. (“Frozen Foods”), a publicly-owned, temperature-controlled carrier of perishable goods (primarily food products, health care supplies and confectionery items). Frozen Foods’ services extend from Canada, throughout the 48 contiguous United States, and into Mexico. (Source:  Frozen Foods website).

The Equipment:  Fifty 53’ Great Dane refrigerated trailers equipped with Carrier refrigeration units.

Investment:  In September 2003, Fund Nine purchased the equipment, subject to lease with Conwell, for approximately $1,943,000.

Expected Future Proceeds from Investment:  $450,000 - $550,000

Outlook:  The lease expired in April 2010 and Conwell continues to lease the equipment on a month-to-month basis.

The following chart depicts the net position of Fund Nine’s material assets as of December 31, 2010:

Expected Future Proceeds From Investment
Lessee/Charterer	Low	High
Teekay Corporation	$19,600,000	$28,800,000
Wilhelmsen	$4,000,000	$5,000,000
Cathay Pacific	$0	$7,500,000
Summit	$166,000	$202,000
Conwell Corporation	$450,000	$550,000

Other Proceeds Expected	$795,600	$2,032,000

Total Proceeds Expected	$25,011,600	$44,084,000

Approximate No. of Shares Outstanding at December 31, 2010	97,955

Estimated Net Value Per Share	$255.34	$450.04

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Conclusion

This past year marked the ninth anniversary of the tragic events of September 11, 2001.  While the country and its economy recovered nicely from that time until the recent recession, as discussed below, the economic malaise that followed September 11th provided a challenging environment for Fund Nine, which commenced its offering period in November 2001.

The sharp decline in capital spending following September 11th provided Fund Nine with significantly fewer investment opportunities than would have been anticipated by any historical measure.  Fund Nine had an $8.4 million investment in a natural gas-fired cogeneration facility on lease to EF Kenilworth, Inc. The lease was extended in January 2004 to run through June 2009; however, as the price of natural gas reached and exceeded $5.00/MMBTU — the point at which the facility operated at break even — in 2003 and continued to rise thereafter (including peaking above $9.00/MMBTU in 2005), the lessee had increasing difficulty meeting its lease payments. Moreover, as the amount and timing of the lease payments were dependent on natural gas prices, the lease and asset became increasingly less profitable to Fund Nine over this period. Faced with the likelihood of having to put the lessee in default under the lease and remarketing the asset in significantly adverse market conditions, Fund Nine sold the asset to the lessee’s natural gas provider for $4.8 million in April 2006, which resulted in a $2 million loss on its investment.

Finally, although Fund Nine’s investment in the aircraft on lease to Cathay is still active, the market for those aircraft experienced adverse changes following the investment.  As a result, the aircraft lost significant value and rental rates for the renewal terms available for the aircraft during 2005 were less than originally anticipated.  The unprecedented rise in fuel prices during 2008 further impacted the market for the aircraft.  Following 2008, Eight B wrote down its residual position in the aircraft by approximately $6 million.  Based on current market information, although we remain hopeful that, like the market several years ago for the A330 and B767, the market for and value of the aircraft will rebound, we have written down the value of the aircraft once again.

In light of these extreme challenges, Fund Nine is not likely to achieve its original expectations.  Nevertheless, due to the performance of some notable transactions that have exceeded original expectations (such as Fund Nine’s $9.6 million investment in three car carrying vessels on bareboat charter to Wilhelmsen Lines Shipowning AS that has yielded approximately $26 million in proceeds to date), Fund Nine has been able to offset some of these results.  As of December 31, 2010, the investors that invested in Fund Nine at its commencement in November 2001 have received cash distributions of $678.70 for every $1,000 invested.  At this time, we hope that investors’ total cash return will be 112% of their original capital invested.  As discussed below, all estimates are subject to uncertainties of the equipment leasing marketplace and, therefore, actual results may be higher or lower than the estimates of future proceeds contained herein.

As always, we are happy to answer any additional questions that you may have.  Please reach us at the following numbers:  Investors:  800-343-3736; Registered Representatives:  800-435-5697.

Neither Fund Nine nor its Manager accepts any responsibility for, or assumes any liability for, any duty to update or reliance upon the contents, accuracy, completeness, usefulness or timeliness of any of the information contained under the headings “The Lessee” of “The Charterer” contained within this document. The estimates and projections contained in this update do not take into account any fees or expenses (including, but not limited to, remarketing fees and expenses and attorneys’ fees and expenses) that may be necessary or advisable in connection with the realization of such estimates and projections.

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Forward-Looking Information

Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA.  These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of  similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.

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